UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2009 (August 5, 2009)

Dividend Capital Total Realty Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2009, all of the independent members of the board of directors of Dividend Capital Total Realty Trust Inc. (the “Company”), comprising three of the four members of the board, approved certain material amendments to the Sixth Amended and Restated Advisory Agreement dated June 23, 2009 (the “Advisory Agreement”), by and among the Company, Dividend Capital Total Realty Operating Partnership LP (the “Operating Partnership”), and Dividend Capital Total Advisors LLC (the “Advisor”), and authorized certain officers of the Company to execute a Seventh Amended and Restated Advisory Agreement to give effect to such amendments. On August 5, 2009, a Seventh Amended and Restated Advisory Agreement was entered into by the Company, the Operating Partnership and the Advisor.

On August 5, 2009, the Advisor entered into a product specialist agreement (the “Debt Advisor PSA”) with FundCore LLC (the “Debt Advisor”), an entity formed by affiliates of Hudson River Partners Real Estate Investment Management L.P. (“HRP REIM”) and certain affiliates of the Advisor. Pursuant to the Debt Advisor PSA, the Debt Advisor will have the right to perform acquisition and asset management services with respect to up to $130 million (plus any available leverage) of certain debt investments to be made by the Company. On August 5, 2009, the Advisor also entered into a product specialist agreement (the “HRP PSA”) with HRP REIM. Pursuant to the HRP PSA, HRP REIM will have the right to perform the acquisition and asset management services with respect to up to $20 million (plus any available leverage) of certain debt investments to be made by the Company.

Below is a summary of the modifications to the Advisory Agreement to give effect to the amendments approved by the independent members of the Company’s board of directors:

•	Section 9(b) of the Advisory Agreement was revised and now reads as follows:

“…(b) Debt Investments Advisory Fee.

1) For Debt Investments other than Product Specialist DA Debt Investments: the Advisor shall receive as compensation for services rendered in connection with (i) the investigation, selection and origination of any type of Debt Investment and (ii) the investigation, selection and acquisition of any type of Debt Investment, a Debt Investments Advisory Fee payable by the Company. The total Debt Investments Advisory Fees paid to the Advisor or its Affiliates shall equal 1.0% of the relevant Debt Investment Amount (less Acquisition Expenses and Acquisition Fees) made directly or indirectly by the Company. The Debt Investments Advisory Fee shall be payable on the closing date of the relevant Debt Investment.

2) For Product Specialist DA Debt Investments: the Advisor shall receive as compensation for services rendered in connection with (i) the investigation, selection and origination of any type of Product Specialist DA Debt Investment and (ii) the investigation, selection and acquisition of any type of Product Specialist DA Debt Investment, a Debt Investments Advisory Fee payable by the Company. The total Debt Investments Advisory Fees paid to the Advisor or its Affiliates in connection with Product Specialist DA Debt Investments shall equal the sum of (a) 1.0% of the relevant Net Debt Investment Amount made, originated or acquired directly or indirectly by the Company; (b) any Borrower Generated Fees not to exceed 1.50% of the Net Debt Investment

Amount, and (c) an amount equal to the Debt Investment DA Additional Acquisition Fee minus any Borrower Generated Fees payable as provided in subclause (b); provided, however, that the total Debt Investments Advisory Fee and Acquisition Expenses shall not exceed 6.0% of the Net Debt Investment Amount. The Debt Investments Advisory Fee shall be payable on the closing date of the relevant Product Specialist DA Debt Investment.”

•	Section 9(d) of the Advisory Agreement was revised and now reads as follows:

“…(d) Advisor Asset Management Fee.

The Advisor shall receive as compensation for services rendered in connection with the management of the Company’s assets the Advisor Asset Management Fee. The Advisor Asset Management Fee shall be payable by the Company in cash or in Shares at the option of the Advisor, and may be deferred, in whole or in part, from time to time, by the Advisor (without interest). The Advisor Asset Management Fee shall be calculated monthly and includes the following for Real Properties, Real Estate Related Securities and Debt Investments, respectively:

…

B) For Real Estate Related Securities: the Advisor Asset Management Fee will consist of a monthly fee of one-twelfth of 1.0% of the value of the Real Estate Related Securities, determined at least quarterly.

C) For Debt Investments:

a)	For Debt Investments other than Product Specialist DA Debt Investments: the Advisor Asset Management Fee will consist of a monthly fee of one-twelfth of 1.0% of the Debt Investment Amount;

b)	For Product Specialist DA Debt Investments: (i) during the first twelve months after the closing of the relevant Debt Investment, the Advisor Asset Management Fee will consist of a monthly fee of one-twelfth of the DA Excess Amount (multiplied on an annualized basis by the Debt Investment Amount), if any; (ii) during the balance of the Initial Term, zero; and (iii) during any period following the Initial Term during which the relevant Debt Investment is outstanding, the Advisor Asset Management Fee will consist of a monthly fee of one-twelfth of 1.0% per annum multiplied by the Debt Investment Amount (taking into account any principal amortization); provided, however, that the Advisor Asset Management Fee payable pursuant to this subclause 9(d)(C) (together with all other Advisor Asset Management Fees) will be subject to the limitations of the 2%/25% Guidelines.”

•	The following Section 9(i) was added to the Advisory Agreement:

“…(i) Product Specialist DA Debt Investment Prepayment and Termination: (a) If a Product Specialist DA Debt Investment is prepaid prior to the end of the applicable Initial Term, the Advisor shall repay to the Company a portion of the related Advisor Asset Management Fee and the Debt Investment Advisory Fee as provided below in this subclause (i); provided, however, that (i) the foregoing shall not apply to a defeasance of the applicable Product Specialist DA Debt Investment or to a repayment in connection with which the Company receives a yield maintenance premium, and (ii) if the Product Specialist DA Debt Investment is prepaid at par, the Advisor shall be entitled to retain a pro rata portion of the related Advisor Asset Management Fee and the Debt Investment Advisory Fee as provided below in this subclause (i); (b) If the Advisor is terminated by the Company for Cause during the Initial Term, the Advisor shall repay to the Company a portion of the related Advisor Asset Management Fee and the Debt Investment Advisory Fee as provided below in this subclause (i); and (c) if the Advisor is terminated by the Company for any reason other than Cause, the Advisor shall not be obligated to repay any portion of the related Advisor Asset Management Fee and the Debt Investment Advisory Fee. The pro rata portion of the Advisor Asset Management Fee and the Debt Investment Advisory Fee required to be repaid or permitted to be retained in accordance with this subclause (i) shall be as set forth on Schedule A to this Agreement and shall be due and payable no later than 30 days after written notice from the Company to the Advisor. The Company shall have the right to offset any amounts owed pursuant to this subclause (i) against amounts otherwise payable to the Advisor under this Agreement.”

•	The following definitions were added to the Advisory Agreement:

Borrower Generated Fees: means any origination or similar fees paid by the applicable borrower at the time each Product Specialist DA Debt Investment is made.

DA Excess Amount. Total amount by which the sum of the total Debt Investments Advisory Fee and Acquisition Expenses exceeds 6.0% of the relevant Net Debt Investment Amount.

Debt Advisor. FundCore LLC, a Product Specialist engaged by the Advisor pursuant to a contractual arrangement as described in the Company’s Prospectus.

Debt Investment DA Additional Acquisition Fee: means an amount equal to the discounted present value (using a discount rate of 15.0%) of 1.0% of the Debt Investment Amount (taking into account any anticipated principal amortization) for the Initial Term.

Initial Term. With respect to any Product Specialist DA Debt Investment, a period of years equal to the lesser of (a) the primary term of the relevant Product Specialist DA Debt Investment (not including any extension option years), or (b) 4 years.

Net Debt Investment Amount. The Debt Investment Amount of each applicable Product Specialist DA Debt Investment, minus the relevant Acquisition Expenses and Acquisition Fees.

Product Specialist DA Debt Investments. Up to $130 million (plus any available leverage) of Debt Investments made by the Company pursuant to the advice or participation of Debt Advisor, a Product Specialist engaged by the Advisor pursuant to a contractual arrangement as described in the Company’s Prospectus.

This is only a summary of the amendments to the Advisory Agreement; therefore, you should refer to the Advisory Agreement which is filed herewith as Exhibit No. 10.1 for a complete review of the amendments.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No. 10.1         Seventh Amended and Restated Advisory Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dividend Capital Total Realty Trust Inc.
(Registrant)

Date: August 6, 2009	By:	/s/ M Kirk Scott
	Name:	M. Kirk Scott
	Title:	Chief Financial Officer